Exhibit 99.1

Vitesse Reports Results for Fourth Quarter and Fiscal Year Ended 2004

    CAMARILLO, Calif.--(BUSINESS WIRE)--Oct. 26, 2004--Vitesse Semiconductor Corporation (NASDAQ:VTSS) ("Vitesse" or the "Company") today reported results for the fourth quarter and fiscal year ended September 30, 2004. Revenues in the fourth quarter of fiscal 2004 were $52.0 million, compared to $42.8 million in the fourth quarter of fiscal 2003, and $60.4 million in the third quarter of fiscal 2004. Revenues for the year ended September 30, 2004 were $218.8 million, compared to $156.4 million in the year ended September 30, 2003.
    On a generally accepted accounting principles (GAAP) basis, net loss for the fourth quarter of fiscal 2004 was $3.1 million or $0.01 loss per share compared to net loss of $36.0 million or $0.17 loss per share in the fourth quarter of fiscal 2003 and net loss of $4.6 million or $0.02 loss per share in the third quarter of fiscal 2004. Net loss for the year ended September 30, 2004 was $33.1 million or $0.15 loss per share compared to net loss of $167.2 million or $0.82 loss per share for the year ended September 30, 2003.
    Pro-forma net loss for the fourth quarter of fiscal 2004 was $3.9 million or $0.02 loss per share, compared to pro-forma net loss of $6.4 million or $0.03 loss per share in the fourth quarter of fiscal 2003, and pro-forma net income of $3.5 million or $0.02 income per share in the third quarter of fiscal 2004. Pro-forma net income for the year ended September 30, 2004 was $1.2 million or $0.01 income per share, compared to pro-forma net loss of $32.0 million or $0.16 loss per share in the year ended September 30, 2003. Pro-forma net income for the three months and year ended September 30, 2004 excludes amortization of intangible assets, acquisition related deferred stock-based compensation, employee stock purchase plan compensation, gain on sale of fixed assets and restructuring charges, and includes an adjustment to income taxes. In the third quarter of fiscal 2004, the Company completed the purchase price allocation related to the acquisition of Cicada Semiconductor. This resulted in an in-process R&D charge of $3.7 million for the year ended September 30, 2004. Pro-forma net income does not include the effect of this charge.
    Vitesse's President and CEO, Lou Tomasetta, said, "Our fourth quarter results, while in line with the revised guidance that we issued earlier this month, were disappointing in relation to our plan. The end market for our storage products declined significantly during the quarter and is expected to be soft through the end of the calendar year. However, we continue to remain focused on introducing new products in all of our served markets and generating key design wins that will enable us to be successful in the long term."
    The Company will hold a conference call on October 26, 2004 at 2:00 p.m. PDT. A live web cast of the call will be available on Vitesse's Web site at www.vitesse.com. Those without Internet access may listen to the live conference call by dialing 1-800-450-5178 (United States and Canada) or 1-706-679-4116 (International). Conference name is "Vitesse Semiconductor Corporation." A replay of the web cast will be available on the Company's Web site after the call. A telephone replay of the conference call will be available for seven days, beginning on October 26, 2004 at 4:00 p.m. PDT. Dial-in number for the telephone replay is 1-706-645-9291, conference ID number 1462857.

    About Vitesse

    Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Advanced Switching, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro and Core applications. Additional company and product information is available at www.vitesse.com.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future operating results and the markets for our products. Our actual results could differ materially from our forward looking statements for a variety of reasons, including, among other things, failure of our markets to achieve expected growth, delays or cancellations of orders by our customers, competition in our markets, unexpected expenses or increased expenses associated with bringing new products to market and the discontinuation of certain operations, difficulties in bringing new products to market, costs associated with the integration of acquisitions, and possible future write-downs of assets. For a more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from our forward looking statements, please read the reports we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2003, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.
    We provide pro-forma statements of operations data and net income and loss in addition to our GAAP financial information. We believe that it is useful to provide financial analysts and investors with specific detail on expenses and gains that are either non-cash in nature or that are unusual. We believe that the elimination of non-cash items and unusual gains and losses, as reflected in our pro-forma information provided in our filings, is helpful to analysts and investors who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Similarly, our management uses the pro-forma information internally to evaluate our operating performance and in formulating our budget for future periods.
    For the three months and years ended September 30, 2004 and 2003, we have excluded several items from our pro-forma net income (loss) figures. Excluded non-cash expenses consist of amortization of intangibles, amortization of deferred compensation, other compensation expense, employee stock purchase plan compensation, other investment impairment charges, inventory obsolescence charges, in-process research and development charges and restructuring and asset impairment charges. Excluded cash items, which are unusual, consist of: the gain on sale of fixed assets and the gain (loss) on extinguishment of debt. Also excluded is a charge for discontinued operations relating to the optical module business that was sold in fiscal 2003 and therefore is unusual.
    In addition to the pro-forma measures discussed above, we also apply a pro-forma tax rate to our pro-forma income before taxes, which represents an expected long-term target rate based on various tax planning strategies that we have implemented in the past and continue to implement in the future. This rate also assumes a certain mix of foreign shipments based on historical and expected trends, which may result in a shifting of income to lower tax jurisdictions. The pro-forma tax rate does not take into account the various loss carryforwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a reduced GAAP tax rate. The GAAP tax rate, as well as our income tax liability, are expected to be significantly lower than the pro-forma rate at least through fiscal 2005.
    Although we believe our pro-forma measures provide useful information, these measures are not in accordance with, and are not a substitute for, our GAAP financial information. Please consult the reconciliation table immediately following the GAAP Statement of Operations for a reconciliation of GAAP results to pro-forma results. For complete information on the non-cash expenses and unusual charges and gains eliminated from our GAAP results, please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.



              VITESSE SEMICONDUCTOR CORPORATION
                      FINANCIAL SUMMARY

Statement of Operations - GAAP basis (unaudited)

(in thousands except
 per share data)          Three Months Ended           Year Ended
                      --------------------------- --------------------
                      Sept 30, Sept 30,  Jun 30,  Sept 30,  Sept 30,
                        2004     2003     2004      2004      2003
                      ------------------------------------------------
Revenues              $52,012   $42,791  $60,417  $218,775   $156,371
Costs and expenses:
  Cost of revenues     20,450    17,515   20,866    78,720     73,163
  Engineering and
   development         25,089    30,208   28,142   108,533    110,145
  Selling, general and
   administrative      12,322    12,947   11,568    47,356     54,020
  Restructuring charge     --     4,611      604       886     54,030
  In-process research
   and
    development charge     --     3,000    3,700     3,700      3,000
  Employee stock
   purchase
     plan compensation (4,668)       --     (250)    5,420         --
  Amortization of
   intangible assets    2,377     2,408    2,970     8,902      5,051
                      -------- --------- -------- --------- ----------
Loss from continuing
 operations,
  before other income
   (expense)
  and income taxes     (3,558)  (27,898)  (7,183)  (34,742)  (143,038)
Other income
 (expense), net          (476)   (5,385)   2,420     1,017     (4,631)
Gain (loss) on
 extinguishment of
 debt                    (191)       --       --      (191)    16,550
                      -------- --------- -------- --------- ----------
Loss from continuing
 operations,
  before income taxes  (4,225)  (33,283)  (4,763)  (33,916)  (131,119)
Income tax expense
 (benefit)             (1,121)       60     (203)     (851)        60
                      -------- --------- -------- --------- ----------
Loss from continuing
 operations            (3,104)  (33,343)  (4,560)  (33,065)  (131,179)
Loss from discontinued
 operations                --    (2,658)      --        --    (36,010)
                      -------- --------- -------- --------- ----------
Net loss              ($3,104) ($36,001) ($4,560) ($33,065) ($167,189)
                      ======== ========= ======== ========= ==========
Net loss per share--
 diluted:
  Continuing
   operations           (0.01)    (0.16)   (0.02)    (0.15)     (0.64)
  Discontinued
   operations              --     (0.01)      --        --      (0.18)
                      -------- --------- -------- --------- ----------
Net loss per share--
 diluted               ($0.01)   ($0.17)  ($0.02)   ($0.15)    ($0.82)
                      ======== ========= ======== ========= ==========
Weighted average
 shares--diluted      216,872   208,722  217,109   215,726    203,801
                      ======== ========= ======== ========= ==========


Condensed Consolidated Balance Sheet Data -- GAAP basis
----------------------------------------------------------------------

(in thousands)                       Sept 30,    June 30,    Sept 30,
                                       2004        2004        2003
                                    ----------------------------------
                                    (unaudited) (unaudited)
Assets:
-----------------------------------
Cash and investments                  $183,125    $173,239   $234,574
Accounts receivables, net               36,447      41,588     35,171
Inventories, net                        41,162      35,779     24,851
Prepaid expenses and other current
 assets                                  9,524      23,662      4,457
Restricted cash                          6,600       6,600         --
Property and equipment,  net            74,403      70,101     92,541
Restricted long-term deposits           48,217      48,217     57,101
Goodwill and intangible assets         243,092     245,200    194,785
Other assets                            16,448      18,294     22,264
                                    ----------- ----------- ----------
   Total assets                       $659,018    $662,680   $665,744
                                    =========== =========== ==========

Liabilities and Shareholders'
 Equity:
-----------------------------------
Accounts payable                       $17,789     $18,357    $11,553
Accrued expenses and other current
 liabilities                            25,077      22,792     22,679
Accrued restructuring                   13,553      15,268     27,923
Accrued interest                           267       2,228        257
Deferred gain                            5,210       6,688      9,330
Income taxes payable                     1,511       2,311      1,913
Other long-term liabilities              1,146       3,937      9,259
Convertible debt, due March 2005       132,746     196,772    195,732
Convertible debt, due Oct 2009          90,000          --         --
Minority interest                        1,481       1,481      1,590
Shareholders' equity                   370,238     392,846    385,508
                                    ----------- ----------- ----------
   Total liabilities and
    shareholders' equity              $659,018    $662,680   $665,744
                                    =========== =========== ==========


              VITESSE SEMICONDUCTOR CORPORATION
                      FINANCIAL SUMMARY

Statement of Operations - GAAP net loss to pro-forma net income
(loss):
(in thousands except
 per share data)           Three Months Ended          Year Ended
                      ------------------------------------------------
                      Sept 30, Sept 30,  June 30, Sept 30,  Sept 30,
                        2004     2003      2004     2004      2003
                      ------------------------------------------------

GAAP net loss          ($3,104) ($36,001) ($4,560) ($33,065)($167,189)
  Adjustments to net
   loss:
   Amortization of
    intangibles          2,377     2,408    2,970     8,902     5,051
   Amortization of
    deferred
    compensation         1,406     8,522    5,169    17,993    24,986
  Other compensation
   expense                 263        --      238     1,756       886
  Employee stock
   purchase plan
    compensation        (4,668)       --     (250)    5,420        --
  Other investment
   impairment charge        --     5,161       --       119     5,161
  Inventory
   obsolescence charge      --        --       --        --     6,808
  In-process research
   and
    development charge      --     3,000    3,700     3,700     3,000
  Restructuring charge
   and asset
    impairment              --     4,611      604       886    54,030
  Gain on sale of
   fixed assets             --        --   (3,235)   (3,235)       --
 (Gain) loss on
  extinguishment of
  debt                     191        --       --       191   (16,550)
  Net gain on
   termination of swap
   related to
   extinguishment of debt (296)       --       --      (296)       --
  Discontinued
   operations               --     2,658       --        --    36,010
  Income taxes             (32)    3,222   (1,178)   (1,185)   15,816
                      ------------------------------------------------
Pro-forma net income
 (loss)                ($3,863)  ($6,419)  $3,458    $1,186  ($31,991)
                      ================================================

GAAP net loss per
 share--diluted         ($0.01)   ($0.17)  ($0.02)   ($0.15)   ($0.82)
Adjustment to net loss
 per share
  --diluted              (0.01)     0.14     0.04      0.16      0.66
                      ------------------------------------------------
Pro-forma net income
 (loss) per
 share--diluted         ($0.02)   ($0.03)   $0.02     $0.01    ($0.16)
                      ================================================

Weighted average
 shares--diluted       216,872   208,722  226,039   216,648   203,801
                      ================================================

During the quarter ended September 30, 2004, the Corporation recorded an employee stock purchase plan compensation credit of $4.7 million to reduce employee stock purchase plan compensation expense to $5.4 million for the year ended September 30, 2004. This non-cash charge was recorded under the variable method of accounting in accordance with Emerging Issues Task Force 97-12, Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25. This amount can vary significantly based on changes in future stock price and levels of employee participation.


Pro-Forma Statement of Operations
 (unaudited)
----------------------------------------------------------------------

(in thousands except per
 share data)                Three Months Ended         Year Ended
                        -------------------------- -------------------
                        Sept 30, Sept 30, Jun 30,  Sept 30,  Sept 30,
                          2004    2003     2004      2004      2003
                        ----------------------------------------------
Revenues                $52,012  $42,791  $60,417  $218,775  $156,371
Costs and expenses:
  Cost of revenues       20,450   17,515   20,866    78,720    66,355
  Engineering and
   development           23,420   21,686   22,735    88,784    84,273
  Selling, general and
   administrative        12,322   12,947   11,568    47,356    54,020
                        -------- -------- -------- --------- ---------
Income (loss) from
 operations              (4,180)  (9,357)   5,248     3,915   (48,277)
Other income (expense),
 net                       (772)    (224)    (815)   (2,395)      530
                        -------- -------- -------- --------- ---------
Income (loss) before
 income taxes            (4,952)  (9,581)   4,433     1,520   (47,747)
Income tax expense
 (benefit)               (1,089)  (3,162)     975       334   (15,756)
                        -------- -------- -------- --------- ---------
Net income (loss)       ($3,863) ($6,419)  $3,458    $1,186  ($31,991)
                        ======== ======== ======== ========= =========
Weighted average
 shares--diluted        216,872  208,722  226,039   216,648   203,801
                        ======== ======== ======== ========= =========
Net income (loss) per
 share--diluted          ($0.02)  ($0.03)   $0.02     $0.01    ($0.16)
                        ======== ======== ======== ========= =========

The pro-forma tax rate used for the year ended September 30, 2004 represents an expected long-term target rate based on various tax planning strategies that the Company has implemented in the past and plans to continue in the future. This rate also assumes a certain mix of foreign shipments based on historical and expected trends, which may result in a shifting of income to lower tax jurisdictions. The pro-forma tax rate does not take into account the various loss carryforwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a different GAAP tax rate.

    CONTACT: Vitesse Semiconductor Corporation
             Eugene F. Hovanec, 805-388-3700